Exhibit 10.15

Applied Precision Holdings, LLC

AMENDMENT TO PROMISSORY NOTE

December 28, 2004

Reference is made to the Promissory Note (“Note”) granted by Applied Precision Holdings, LLC (“APHLLC”) to AP Stock Co. dated October 31, 2002, in the amount of $225,000.00.

The Note stated that all principal and interest due under the Note was due and payable in full in cash on September 30, 2004 (the “Maturity Date”).

The parties to the Note hereby agree that the Maturity Date is hereby amended to September 30, 2006. All other terms and conditions of the Note are unchanged, and shall continue in full force and effect.

Applied Precision Holdings, LLC

By:	/s/ Bruce Holdren
Bruce Holdren
Chief Financial Officer

AP Stock Co.

By:	/s/ Ronald C. Seubert
Ronald C. Seubert
President